UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2012

SANTARUS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-50651	33-0734433
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3721 Valley Centre Drive, Suite 400, San Diego, California		92130
(Address of Principal Executive Offices)		(Zip Code)

(858) 314-5700

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 5, 2012, Santarus, Inc. (the “Company”) entered into an Office Lease (the “Lease”) with Kilroy Realty, L.P. (the “Landlord”) for the relocation of the Company’s headquarters to 3611 Valley Centre Drive, San Diego, California 92130. The Lease provides for the Company initially to lease approximately 40,144 square feet of office space (the “Initial Premises”) and subsequently to lease an additional 7,044 square feet of office space (the “Additional Space”). The term for the Initial Premises will commence upon the substantial completion of specified improvements and will continue for approximately 89 calendar months from the commencement date. The term of the Lease is expected to commence on or around December 15, 2012 for the Initial Premises and December 1, 2013 for the Additional Space, and is expected to expire on or around May 31, 2020 for both spaces. The Lease also provides the Company with the option to renew the Lease term for two additional five year periods, subject to the conditions set forth in the Lease.

Pursuant to the terms of the Lease, the Company paid the Landlord a security deposit of $348,536.00. The Lease provides that monthly rent will be $142,511.20, subject to annual increases of 3.0% during the term of the Lease. Once the Company takes possession of the Additional Space, the monthly rent will increase to $167,517.40, subject to annual increases of 3.0% during the term of the Lease. The Company will not be required to pay rent for the Initial Premises for the first five full calendar months following the Company’s occupancy of the Initial Premises and will not be required to pay the rent attributable to the Additional Space for the first six full calendar months following the Company’s occupancy of the Additional Space, provided that the Company is not in material default under the Lease during these periods.

In addition to rent, the Lease provides that commencing in 2014 the Company is also obligated to pay 30.1291% of certain standard expenses in excess of the amount of such expenses applicable to 2013, associated with the Initial Premises. Once the Company takes possession of the Additional Space, such amount shall be increased to 35.4158%.

The Lease grants the Company certain rights to potentially lease specified additional space in the same building, subject to limitations described in the Lease. The Lease also contains customary default provisions allowing the Landlord to terminate the Lease if the Company fails to remedy a breach of any of its obligations within specified time periods, or upon bankruptcy or insolvency of the Company.

A complete copy of the Lease is filed herewith as Exhibit 10.1 and incorporated herein by reference. The foregoing description of the terms of the Lease is qualified in its entirety by reference to such exhibit.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

10.1	Office Lease, dated October 5, 2012, by and between Santarus, Inc. and Kilroy Realty, L.P.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANTARUS, INC.

Date: October 9, 2012	By:	/s/ Debra P. Crawford
	Name:	Debra P. Crawford
	Title:	Senior Vice President and CFO

EXHIBIT INDEX

Exhibit No.	Description

10.1	Office Lease, dated October 5, 2012, by and between Santarus, Inc. and Kilroy Realty, L.P.